As filed with the Securities and Exchange Commission on September 5, 2025
Registration No. 333-267112

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GeneDx Holdings Corp.
(Exact name of Registrant as specified in its charter)

Delaware	85-1966622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
333 Ludlow Street, North Tower; 6th Floor
Stamford, Connecticut 06902
(888) 729-1206
(Address and telephone number of Registrant’s principal executive offices)
Katherine Stueland
Chief Executive Officer
333 Ludlow Street, North Tower, 6th Floor
Stamford, Connecticut 06902
(888) 729-1206
(Name, address, and telephone number of agent for service)

Copies to:
Ethan Skerry Per B. Chilstrom Fenwick & West LLP 902 Broadway New York, New York 10010 (212) 430-2600	Kevin Feeley Chief Financial Officer GeneDx Holdings Corp. 333 Ludlow Street, North Tower, 6th Floor Stamford, Connecticut 06902 (888) 729-1206

Approximate date of commencement of proposed sale to the public: Not applicable.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-accelerated Filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.☐

DEREGISTRATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 1 to Form S-3 relates to the Registration Statement on Form S-3 (333-267112), filed with the Securities and Exchange Commission on August 26, 2022 (the “Registration Statement”) by GeneDx Holdings Corp., a Delaware corporation (the “Registrant”). The Registration Statement registered the sale of up to $300,000,000 of the Registrant’s securities.
Prior to third anniversary of the initial effective date of the Registration Statement, the Registrant had offered and sold $225,064,750 of the Registrant’s securities pursuant to the Registration Statement, with $74,935,250 of the Registrant’s securities (the “Remaining Unsold Securities”) remaining unsold as of such anniversary. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration the Remaining Unsold Securities registered under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, State of Connecticut, on the 5th day of September, 2025.

GENEDX HOLDINGS CORP.

By:	/s/ Katherine Stueland
Name:	Katherine Stueland
Title:	Chief Executive Officer
No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.